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                                                               Exhibit 99-1


E. Ted Roeding
4525 Dolphin Cay Lane
St. Petersburg, FL  33711



July 15, 2002


Mr. Dan Carmichael
Ohio Casualty Corporation
9450 Seward Road
Fairfield, OH  45014


Dear Dan:


For personal reasons I am hereby resigning from the Board of Directors of Ohio Casualty Corporation effective July 15, 2002. Please accept this letter as notice of my resignation.


Respectfully,


/s/  E. Ted Roeding


E. Ted Roeding